UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
May 8, 2013

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BPZ Resources, Inc.
(Exact name of registrant as specified in its charter)

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Texas	001-12697	33-0502730
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

580 Westlake Park Blvd., Suite 525
Houston, Texas 77079
(Address of Principal Executive Offices)

(281) 556-6200
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 9, 2013, BPZ Resources, Inc. (the “Company”)  and its subsidiaries Empresa Eléctrica Nueva Esperanza S.R.L. and BPZ E&P, amended and restated its $40.0 million Credit Agreement with Credit Suisse.  The Company increased the $40.0 million Credit Agreement size and borrowed an additional $14.5 million, as well as amended the covenant and principal repayment amounts related to this facility which matures in January 2015.  Fees for amending and restating the $40.0 million Credit Agreement was approximately $1.8 million.  A copy of the press release, dated May 9, 2013, is furnished as Exhibit 99.2 to this report.

Also, on May 9, 2013, the Company repaid the remaining outstanding principal of $30.5 million on the original $75.0 million secured debt facility.  The prepayment fee related to the $75.0 million secured debt facility was approximately $2.4 million.  A copy of the press release, dated May 9, 2013, is furnished as Exhibit 99.2 to this report.

Item 2.02 Results of Operations and Financial Condition.

On May 8, 2013, the Company issued a press release providing an operational update.  A copy of the press release, dated May 8, 2013, is furnished as Exhibit 99.1 to this report.

In addition, on May 9, 2013, the Company issued a press release announcing its earnings for the three months ended March 31, 2013.  A copy of the press release, dated May 9, 2013, is furnished as Exhibit 99.2 to this report.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 in this Current Report regarding the Debt Facilities is hereby incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

Exhibit 99.1	BPZ Resources, Inc. Press Release, dated May 8, 2013, and furnished with this report.
Exhibit 99.2	BPZ Resources, Inc. Press Release, dated May 9, 2013, and furnished with this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BPZ RESOURCES, INC.
(Registrant)

Dated: May 10, 2013	By:	/s/ Richard S. Menniti
	Name:	Richard S. Menniti
	Title:	Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

Exhibit 99.1	BPZ Resources, Inc. Press Release, dated May 8, 2013, and furnished with this report.
Exhibit 99.2	BPZ Resources, Inc. Press Release, dated May 9, 2013, and furnished with this report.

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